EXHIBIT 4.1
                                                                    -----------

                               DONEGAL GROUP INC.
                         2001 AGENCY STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

INSTRUCTION: PLEASE INDICATE THE DESIRED PAYMENT METHOD(S) BY MARKING THE
             APPROPRIATE BLOCK(S) BELOW. (NOTE: 1, 2 OR ALL 3 PAYMENT
                                          ----
             METHODS MAY BE ELECTED UP TO AN AGGREGATE OF $12,000 PER SUBSCRIPTION PERIOD.)

     On behalf of _________________________________________________ (the
"Agency"), ___________________ (insert agency number), the Agency hereby elects to enroll in the Donegal Group Inc. 2001 Agency Stock Purchase Plan (the "Plan"). The Agency understands that a maximum total contribution of $12,000 from all payment methods applies for each Subscription Period. The Agency further understands that, subject to the terms of the Plan, shares of Class A Common Stock of the Company will be purchased in accordance with the Prospectus, a copy of which has been delivered to the Agency.

[ ] DIRECT BILL COMMISSION PAYMENT METHOD (BY THE END OF THE APPLICABLE ENROLLMENT PERIOD)

         The Agency requests that ______% (not less than 1% and not more than 10% of direct bill commissions subject to a maximum of $12,000 per Subscription Period) of the Agency's direct bill commission be withheld from each commission statement during the next six-month Subscription Period and for future Subscription Periods).

[ ]      LUMP-SUM PAYMENT METHOD (BY THE END OF THE APPLICABLE SUBSCRIPTION
         PERIOD)

         The Agency will make a lump-sum payment (not less than $1,000 and not greater than $12,000 per Subscription Period less amounts paid under the direct bill commission payment method and/or the contingent commission payment method). Enclosed is a check in the amount of $___________ or, if no check is enclosed, a Lump-Sum Contribution Supplemental Transmittal Statement, in the form provided to the Agency, will be submitted with the Agency's payment by September 30 or March 31 of the respective Subscription Period.

[ ] CONTINGENT COMMISSION PAYMENT METHOD (BY THE END OF THE ENROLLMENT PERIOD APPLICABLE TO THE OCTOBER 1 THROUGH MARCH 31 SUBSCRIPTION PERIOD)

         The Agency requests that ______% (subject to a maximum dollar amount not greater than $12,000 per Subscription Period less amounts paid under the direct bill commission payment method and/or the lump-sum payment method) be deducted from the Agency's contingent commission, if any, payable to the Agency under the applicable agency contingent plan for the purchase of stock during the next October 1 to March 31 Subscription Period in which the contingent commission, if any, is paid. [COMPLETE REVERSE SIDE ALSO]


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PLEASE CHECK THE APPLICABLE BLOCK:

         [ ] Continuing Participant from Donegal Group Inc. 1996 Agency Stock Purchase Plan

         [ ]   New Participant

         [ ]   Change of Direct Bill Commission Withholding Percentage

         [ ] Withdrawal from the Plan at the end of the current Subscription Period

         [ ] Withdrawal from the Plan immediately and receive all funds withheld for the current Subscription Period

         [ ] Addition or deletion of Payment Option for current Subscription Period



                                            Federal Tax ID No.:
--------------------------------------                         ----------------
          (Agency Name)


By:                                         Date:
   -----------------------------------           ------------------------------

   Title:
         -----------------------------



NOTE:
-----

Registration of stock will be in the Agency's name, unless written instructions are received pursuant to the permitted designations set forth in the Plan and the Prospectus.

This form should be submitted to Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary.


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                               DONEGAL GROUP INC.
                         2001 AGENCY STOCK PURCHASE PLAN

                              LUMP-SUM CONTRIBUTION
                       SUPPLEMENTAL TRANSMITTAL STATEMENT



     The undersigned Agency has previously submitted, or is concurrently submitting, to Donegal Group Inc. (the "Company") a Subscription Agreement in connection with the Agency's participation in the Company's 2001 Agency Stock Purchase Plan (the "Plan"). The Agency hereby elects to make a lump-sum contribution under the Plan. For the current Subscription Period, enclosed is $___________ to be used to purchase the Company's Class A Common Stock in accordance with the terms of the Plan.


Please Complete:



                                            Federal Tax ID No.:
--------------------------------------                         ----------------
          (Agency Name)


By:                                         Date:
   -----------------------------------           ------------------------------

   Title:
         -----------------------------



INSTRUCTIONS:
-------------

This form should be sent to Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary, along with a Subscription Agreement if not previously submitted for the Subscription Period and your check and be received prior to September 30 or March 31 of the respective Subscription Period. The dollar amount set forth above must be at least $1,000 and may not exceed, when added to the amounts paid under the direct bill commission payment method and/or the contingent commission payment method for the current Subscription Period, an aggregate of $12,000.



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                                                                         , 2001
                                       ----------------------------------


         RE: IMPORTANT CHANGES TO THE DONEGAL AGENCY STOCK PURCHASE PLAN

Dear Agent:

     Enclosed is a brochure highlighting the new Donegal Agency Stock Purchase Plan (the Plan), a Plan prospectus, latest Donegal Group Inc. Annual Report and Form 10-Q, and a Subscription Agreement form.

     Due to the recent recapitalization of Donegal Group Inc. that created two separate classes of common stock, the Company was required to adopt a new Agency Stock Purchase Plan. AS A RESULT, ALL PARTICIPANTS IN THE PREVIOUS PLAN MUST RE-ENROLL IN THE NEW PLAN IN ORDER TO CONTINUE TO PARTICIPATE IN A COMMISSION WITHHOLDING METHOD. Any funds remaining in your current account after the purchase of stock on September 30, 2001, will be returned to you.

     The first subscription period of the new Plan will commence on April 1, 2002 and end on September 30, 2002. If you elect to participate in this subscription period, please complete the enclosed Subscription Agreement form indicating your preference of payment method.

     If you select the lump sum payment method, the Subscription Agreement and payment may be submitted at any time prior to the end of the subscription period.

     If you select the direct bill method, the Subscription Agreement must be submitted to our office prior to March 31, 2002, in order for your agency to be enrolled in the first subscription period.

     If you select the contingent commission method, the Subscription Agreement must be submitted to our office prior to September 30, 2002.

     Should any questions arise, please feel free to contact Dan Wagner or Jeff Miller at 1-888-877-0600.


                                   Sincerely,


                                   Ralph G. Spontak
                                   Senior Vice President & CFO

Enclosures


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                       AGENCY STOCK PURCHASE PLAN SUMMARY

                               DONEGAL GROUP INC.


The items in this brochure are intended to be summaries of some of the major provisions contained in the Donegal Group Inc. Agency Stock Purchase Plan. Please refer to the prospectus for a complete discussion of each item. This brochure is not a solicitation to sell Donegal Group Inc. Class A common stock and must be accompanied by a prospectus for the plan.

                        WHAT IS THE PURPOSE OF THE PLAN?

The Company has created the Plan for the purpose of facilitating the purchase and long-term investment in its shares by eligible agencies, thereby fostering stable long-term relationships between the Company's affiliates and their agencies.

                      WHAT ARE THE ADVANTAGES OF THE PLAN?

Eligible agencies can purchase the Company's Class A common stock at a 10% discount from current market prices without incurring any brokerage commissions or service charges.

                         WHO IS ELIGIBLE TO PARTICIPATE?

All agencies meeting the eligibility guidelines specified in the prospectus are permitted to participate.

              HOW MAY AN ELIGIBLE AGENCY BUY STOCK UNDER THE PLAN?

There are three ways to buy stock under the plan:

     (1)  DIRECT BILL COMMISSION METHOD.

You may have deductions made from your monthly direct bill commission payments ranging from a minimum of 1% to a maximum of 10%.

     (2)  LUMP-SUM PAYMENT METHOD.

You may elect to make a lump-sum cash payment of not less than $1,000 per subscription period.

     (3)  CONTINGENT COMMISSION METHOD.

You may designate a percentage of your contingent commission to purchase stock for the October through March 31 subscription period.

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                    HOW IS THE PRICE OF THE STOCK DETERMINED?

The price for each share will be 90% of the average of the closing prices of the Class A common stock on the Nasdaq National Market on the last ten trading days of the subscription period.

            IN WHOSE NAME CAN CERTIFICATES BE REGISTERED WHEN ISSUED?

Although an eligible agency may not assign its subscription rights to any other person, it may designate that the shares be issued to any stockholder, partner, principal or other licensed employee of such eligible agency or designate that the shares be issued to any retirement plan maintained for the benefit of such eligible agency stockholder, partner, principal or licensed employee.

              IS THERE A LIMIT TO HOW MUCH STOCK AN AGENCY CAN BUY?

An agency may purchase up to $12,000 of Class A common stock in any one subscription period from all methods combined.

                       WHEN ARE THE SUBSCRIPTION PERIODS?

There will be two consecutive subscription periods each year: From April 1 through September 30, and October 1 through March 31. You must enroll for the Direct Bill Method between the 15th through the 31st day of March for the subscription period beginning April 1, and between the 15th through the 30th day of September for the subscription period beginning October 1. For the Contingent Commission Method you must enroll between the 15th through the 30th day of September.

                 MAY AN ELIGIBLE AGENCY WITHDRAW FROM THE PLAN?

An enrolled agency may withdraw from the Plan at any time by giving written notice to the Company.

                     HOW DO I ENROLL MY AGENCY IN THE PLAN?

An eligible agency may enroll in the Plan by completing a subscription agreement and returning it to the Company prior to the applicable deadline.

                WHERE CAN I GET MORE INFORMATION ABOUT THE PLAN?

For more information contact Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary of the Company, at (888) 877-0600 or FAX at
(717) 426-7009.

DONEGAL GROUP INC.
1195 River Road, P.O. Box 302
Marietta, Pennsylvania  17547

(888) 877-0600
FAX (717) 426-7009

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Affiliated Companies:

Donegal Mutual Insurance Company

Atlantic States Insurance Company

Pioneer Insurance Company (Ohio)

Southern Heritage Insurance Company

Southern Insurance Company of Virginia



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